UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2023

Tempo Automation Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39406 (Commission File Number)	92-1138525 (IRS Employer Identification No.)

2460 Alameda St., San Francisco, CA (Address of principal executive offices)	94103 (Zip Code)

(415) 320-1261
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TMPO	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	TMPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, on June 20, 2023, Tempo Automation Holdings, Inc. (the “Company”) entered into a Convertible Promissory Note (the “Note”) with Asia-IO Advanced Manufacturing Partners, L.P., a Cayman Islands limited partnership (“Asia-IO”), under which the Company is entitled to borrow up to an aggregate principal amount of $7.0 million, of which up to $4.0 million may be drawn from time to time and up to an additional $3.0 million (the “Additional Amounts”) may be drawn by the Company as long as such Additional Amounts are used for purposes of paying amounts payable by the Company in connection with the Company’s previously announced proposed acquisition of Optimum Design Associates, Inc. Under the Note, Asia-IO is required deliver the funds to the Company within five (5) business days, with respect to the Company’s initial draw request, or within ten (10) business days, with respect to each subsequent draw request.

The Company has delivered its initial draw request under the Note and has not yet received any funds despite the passage of the fund delivery period specified in the Note. As previously disclosed, the Company has experienced negative cash flows since inception that raise substantial doubt about the Company’s ability to continue as a going concern and, in order to fund the Company’s planned operations while meeting obligations as they come due, the Company requires additional debt or equity financing immediately.

The Company continues to interact with Asia-IO to obtain the amounts requested under the Note, and the Company is also continuing to work to identify alternative sources of capital and means of reducing expenses that may permit the Company to continue as a going concern, including raising debt or equity capital from alternative sources, engaging in a temporary reduction or furlough of the Company’s workforce, and other alternatives. However, there is no guarantee that the Company will be able to raise additional capital, either through draws under the Note or from other third-party sources, or reduce expenses. Any failure to obtain additional financing will adversely impact the Company’s ability to continue operations in the short term unless the Company is able to secure additional financing.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Company’s business, including statements regarding the ability of Tempo to draw amounts under the Note and the Company’s efforts to identify alternative sources of capital and means of reducing expenses, and the Company’s ability to continue operations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. Many factors could cause actual future events to differ materially from the forward-looking statements in this report, including the risks and uncertainties described in the Company’s filings with the SEC, including its past and future periodic reports and other filings. Such factors and risks do not constitute all factors and risks that could cause actual results of the Company to be materially different from the Company’s forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of today, and the Company does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report, except as required by law.

Item 9.01. Financial Statement and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempo Automation Holdings,Inc.

Date: July 10, 2023	By:	/s/ Ryan Benton
	Name:	Ryan Benton
	Title:	Chief Financial Officer

3